Exhibit 10.31

AMENDED AND RESTATED ABL PROMISSORY NOTE

November 11, 2023

FOR VALUE RECEIVED, and subject to the terms and conditions set forth in this Amended and Restated ABL Promissory Note (as amended, restated or otherwise modified from time to time, this “Note”), effective as of November 11, 2023 UNIFOIL CORPORATION, a New Jersey corporation (the "Maker"), hereby promises to pay to the order of LINCOLN PARTNERS FUND, LLC, a Delaware limited liability company (the “Payee”, and together with the Maker and with Unifoil Holdings, Inc., the “Parties”), in lawful money of the United States of America, the principal amount of Seven Million Three Hundred Five Thousand Eight Hundred Seventy-Four and Forty-Eight One Hundredths ($7,305,874.48) Dollars, together with accrued interest thereon at the rate of nine percent (9%) per annum.

1. Background. The Maker is currently indebted to the Payee in the principal amount of $11,958,187.46, in connection with a secured loan known by the Parties as the ABL Loan (consolidated in October of 2020 from four prior loans known by the parties prior to consolidation as the ABL Loan, the Pension Loan, the Infusion Loan and the Rollover Loan). At this time the Parties desire to cause a cancellation of a portion of the principal amount of the ABL Loan in an amount equal to Four Million Six Hundred Fifty-Two Thousand Three Hundred Twelve and Ninety-Eight One Hundredths ($4,652,312.98) Dollars in exchange for One Million Six Hundred Ninety-One Thousand Seven Hundred Fifty (1,691,750) shares of voting common stock in Unifoil Holdings, Inc. (“UHI” - converted at the rate of $2.75 per share rounded to the nearest whole share) and to amend and restate the terms of the foregoing loans as provided in this Note. Following the conversion of a portion of the debt into voting common stock, as stated above in this paragraph, the Parties agree that the remaining principal amount of Seven Million Three Hundred Five Thousand Eight Hundred Seventy-Four and Forty-Eight One Hundredths ($7,305,874.48) Dollars shall be payable as set forth below. The parties intend that the indebtedness relating to the foregoing loans now be evidenced by this Note, which amends, restates and supersedes the promissory note that previously represented the ABL Loan (as consolidated in October of 2020 from the loans previously known by the Parties as the ABL Loan, the Pension Loan, the Infusion Loan and the Rollover Loan).

2. Payments. The principal amount of this Note Seven Million Three Hundred Five Thousand Eight Hundred Seventy-Four and Forty-Eight One Hundredths ($7,305,874.48) Dollars, together with interest from and after the effective date hereof, shall be due and payable by the Maker to the Payee in (i) sixty (60) equal and successive monthly installments of principal and interest each in the amount of One Hundred Fifty-One Thousand Six Hundred Fifty-Seven and Ninety-Five One Hundredths ($151,657.95) Dollars, on the tenth day of every month (each a “Payment Date”), commencing on December 10, 2023 with the final payment of all amounts outstanding under this Note, including all accrued and unpaid interest under this Note, being due and payable on November 10, 2028. If any payment to be made on this Note is due on a Saturday, Sunday or banking holiday, such payment may be made on the next succeeding business day. The principal amount of this Note, together with interest thereon, may only be prepaid in whole or in part with the advance written consent of the Payee which consent the Payee may decline to provide with or without reason.

3. Events of Default; Default Interest. Subject to the terms of the Subordination Agreement (as defined in Section 5 below), the unpaid principal amount of this Note, and all accrued interest thereon, may be declared immediately due and payable by the Payee, and the Payee may exercise any or all of its rights, powers, or remedies under the Security Agreement (as defined in Section 4 below) or applicable law, at its option upon the occurrence and continuance of any of the following (collectively, the “Events of Default”): (i) if the Maker fails to make any payment due hereunder and does not cure such failure within thirty (30) days after receipt of written notice thereof from the Payee, (ii) if the Maker or UHI makes an assignment for the benefit of creditors, (iii) if the Maker materially breaches any of its obligations under the Security Agreement, or the Subordination Agreement and such breach is not cured within thirty (30) days after receipt of written notice thereof from the Payee, or (iv) if UHI or the Maker materially breach any of their obligations under the Pledge Agreement (referred to in Section 6, below) and such breach is not cured within thirty (30) days after receipt of written notice thereof from the Payee, or (v) if there is the commencement of a case by or against the Maker or UHI under any bankruptcy, rehabilitation, reorganization, debt adjustment, liquidation, foreclosure or receivership law which is not dismissed within sixty (60) days of the commencement thereof; provided, however that, if an Event of Default described in clause (v) above shall occur, the principal amount of this Note, and all accrued interest thereon, shall become immediately due and payable without any notice, declaration, or other act on the part of the Payee. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration, or otherwise, such overdue amount shall bear interest at the rate of Ten (10%) Percent per annum from the date of such non-payment until such amount is paid in full. Further, in the event of a prepayment of any principal amount due by the Maker without the advance written consent from the Payee, the Maker shall be obligated to pay the Payee an amount equal to the principal prepaid plus a prepayment penalty equal to Seventy-Five Hundredths of a percent (.0075) multiplied by the principal amount of the loan prepaid multiplied by number of whole months remaining from the date of prepayment through November 10, 2028.

4. Security Agreement. The Maker's performance of its obligations hereunder remains secured by a security interest in the collateral specified in the Security Agreement previously entered into between the Maker and the Payee (as amended, restated or otherwise modified from time to time, the “Security Agreement”).

5. Subordination Agreement. The payment of the principal of this Note shall be expressly subject to the terms and conditions of a Subordination Agreement previously entered into in October of 2020, among the Maker, the Payee, UHI and People’s Capital and Leasing Corp. (as amended, restated or otherwise modified from time to time, the “Subordination Agreement”).

6. Guaranty; Stock Pledge. UHI continues to absolutely, unconditionally and irrevocably guaranty to the Payee, on the terms and conditions set forth herein, Maker's performance of all of Maker's material obligations under this Note, the Security Agreement, the Pledge Agreement and the Subordination Agreement, including the due and punctual payment of all amounts due under this Note when due in accordance with Sections 2 and 3 of this Note, above (but subject to all defenses and rights of set-off of the Maker relating thereto, collectively, the “Obligations”). UHI acknowledges and agrees that it has benefited from the related transactions entered into in connection with this Note and that such transactions would not have been entered into and this Note would not have been agreed to but for the provision as a part thereof of the continuance of this guaranty by UHI. Upon an Event of Default, UHI agrees that the Payee may, without first seeking to enforce all or any of the Obligations, demand and enforce immediate payment of all such amounts and/or performance of any of the other such Obligations from UHI. This guaranty will remain in full force and effect notwithstanding any execution, forbearance, modification or waiver of rights by the Payee under this Note, the Security Agreement, the Subordination Agreement and/or the Pledge Agreement. Maker and UHI explicitly waive the rights to notice and demand and marshalling of assets. UHI's performance of its obligations under this Section 6 is secured by a pledge of the stock of the Maker owned by UHI as specified in the Pledge and Escrow Agreement previously entered into by and between UHI, the Maker, the Payee and Rabner, Baumgart, Ben-Asher & Nirenberg P.C., as escrow agent (as amended, restated or otherwise modified from time to time, the “Pledge Agreement”). UHI’s obligations and the Payee’s rights under this Section 6 shall be subject to the terms of the Subordination Agreement.

7. Governing Law; Consent to Jurisdiction. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of New Jersey, without regard to any conflict of laws provisions thereof. The Maker and UHI hereby irrevocably and unconditionally (i) agree that any legal action, suit, or proceeding arising out of or relating to this Note may be brought only in the courts of the State of New Jersey or of the United States of America for the District of New Jersey, and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. The Maker and UHI irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in this Section 7 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8. Notices. All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing to such address as a Party may from time to time specify in writing. Notices if (i) mailed by U.S. certified return receipt requested or registered mail and ordinary U.S. mail (both postage prepaid) shall be deemed given three business days from transmittal; or (ii) if delivered by hand or sent by overnight courier service with a recognized national carrier (such as FedEx or UPS) shall be deemed to have been given when received; or (iii) if sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day); or (iv) if sent by electronic mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail, or other written acknowledgment).

9. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

10. Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. This Note, the Security Agreement, the Subordination Agreement and the Pledge Agreement constitute the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., "pdf" or "tif") format shall be as effective as delivery of a manually executed counterpart of this Note.

11. Successors and Assigns. This Note may be assigned, transferred, or negotiated by the Payee to any person or entity, at any time, upon notice to and with the consent of the Maker; provided however, that the Payee shall, with notice to the Maker but without the Maker's consent, be allowed to assign, transfer, or negotiate all or any part of this Note to Raghunathan Sarma and/or any immediate family members of Raghunathan Sarma. The Maker and UHI may not assign, delegate or transfer this Note or any of their rights or obligations hereunder without the prior written consent of the Payee. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

12. Waiver of Notice. The Maker and UHI hereby waive presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity, and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

13. Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

14. Amendments and Waivers. No amendment or modification of this Note shall be valid or binding upon the Parties unless made in writing and executed by the Parties. No consent or waiver, express or implied, by a Party to or of any breach by a Party in the performance by it of any of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of the breach in the performance by such Party of the same or any other obligation of such Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not unless otherwise herein provided to the contrary constitute a waiver by a Party of its rights hereunder. All consents and waivers shall be in writing signed by the Party to be charged with such consent or waiver.

15. Attorneys’ Fees and Costs of Collection. In the event of any dispute arising under or related to the enforcement of this Note the prevailing party shall be entitled to recover from the non-prevailing party or parties its costs of litigation, including but not limited to its reasonable attorneys’ fees.

16. Waiver of Jury Trial. The Parties hereto hereby waive the right to a trial by jury with regard to any dispute arising out of or in connection with the terms of this Note.

IN WITNESS WHEREOF, the Maker has executed this Note effective on November 10, 2023.

UNIFOIL CORPORATION (under Seal)

By:
Name:	Joseph Funicelli
Title:	President

Unifoil Holdings, Inc. (under seal), as guarantor

By:
Name:	Joseph Funicelli
Title:	Chief Executive Officer

Acknowledged and Agreed:

LINCOLN PARTNERS FUND, LLC (under Seal),

By:
Name:	Raghunathan Sarma (a/k/a Pat Sarma)
Title:	Controlling Member

Raghunathan Sarma (under seal)
(a/k/a Pat Sarma), Individually

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